                                                                    EXHIBIT 16.1


November 1, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read the "Change in Independent Accountants" paragraph on Page 57 of the registration statement on Form S-1 of Wareforce.com, Inc. dated November 1, 1999 and are in agreement with the statements contained in the third and fourth sentences therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                        /s/ ERNST & YOUNG LLP


Woodland Hills, California